UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

MASIMO CORPORATION
(Exact name of registrant as specified in its charter)

DE	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

52 Discovery Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

(949) 297-7000
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2022, the Board of Directors (the “Board”) of Masimo Corporation, a Delaware corporation (the “Corporation”) approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”) to provide that the period for stockholders to give notice of their intention to nominate directors to stand for election and to submit stockholder proposals for consideration at the 2023 annual meeting of stockholders will begin on March 24, 2023 and will remain open for one month, closing at 6:00 p.m. local time in Wilmington, Delaware on April 24, 2023.

The Board also effected the following clarifications and modifications to the Corporation’s bylaws:

•	Professional investors (such as hedge funds) are not impacted by the “Related Person” concept defined in the bylaws, which—consistent with the intent and express language of the bylaws—was designed to elicit relevant disclosures from nominating stockholders who are not investment professionals.

•	The agreements, arrangements and understandings relating to a director nomination with respect to which “Covered Persons” (as defined in the bylaws) are required to provide disclosures include any agreement, arrangement or understanding with respect to the funding of a proxy solicitation or campaign.

•	A nominating stockholder need only provide information about prior director nominations at other public companies to the extent any such nomination was formally submitted for consideration at a meeting of stockholders (i.e., consistent with the original intent of the bylaw, no information is required with respect to investment ideas or proposals that were not formally noticed for a stockholder vote under any applicable advance notice bylaws).

•	With respect to plans or proposals to make director nominations at other public companies, a nominating stockholder must state whether or not it has such plans or proposals at the time of delivery of a notice of nomination, and, if so, make a written representation whether or not any such other public company is a known competitor of the Corporation or a counterparty to material litigation (as identified in filings of the Corporation with the U.S. Securities and Exchange Commission).

•	Information about family members of a nominating stockholder or director nominee who do not share a household need only be provided to the extent such nominating stockholder or director nominee has knowledge thereof.

•	Any nominating stockholder that is a Holding Fund (as defined in the bylaws) must identify (1) any investor that holds a 5% or larger economic interest in the Holding Fund and (2) any investor in any “sidecar vehicle” or other special purpose entity formed principally to invest in securities of the Corporation. Information about such investors’ interest in the Corporation, competitors, and litigation counterparties need only be provided to the extent known by the nominating stockholder or its director nominee.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the amended and restated Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein. For reference, a redlined copy of the Amended and Restated Bylaws highlighting the clarifications and modifications reflected therein is attached as Exhibit 3.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fourth Amended and Restated Bylaws adopted on December 1, 2022.

3.2	Fourth Amended and Restated Bylaws adopted on December 1, 2022 (Redlined Copy).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASIMO CORPORATION

Date: December 1, 2022	By:	/s/ Tom McClenahan
Tom McClenahan
Executive Vice President, General Counsel & Corporate Secretary

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